EXHIBIT 99.1

BJ's Restaurants, Inc. Reports Financial Results for the Second Quarter of Fiscal 2012

HUNTINGTON BEACH, Calif., July 26, 2012 (GLOBE NEWSWIRE) -- BJ's Restaurants, Inc. (Nasdaq:BJRI) today reported financial results for its second quarter of fiscal 2012 that ended on Tuesday, July 3, 2012.

Highlights for the second quarter of fiscal 2012, compared to the same quarter last year, were as follows:

  Total revenues increased 18% to $180.7 million
  Comparable restaurant sales increased 4.4%, successfully hurdling a 6.9% increase for the same quarter last year
  Net income increased approximately 10% to $9.0 million and diluted net income per share increased 11% to $0.31
  On a non-GAAP adjusted basis, excluding certain charges and gains described below and in the reconciliation between GAAP and non-GAAP adjusted financial measures included in the accompanying financial data, net income and diluted net income per share were $9.2 million and $0.32, respectively
  Five new restaurants opened during the second quarter
  Total restaurant operating weeks increased approximately 14%

Results for the second quarter of fiscal 2012 include pre-tax charges totaling approximately $0.7 million, or $0.02 per diluted share, related to the estimated cost to settle a trademark infringement lawsuit and the write off of the remaining net book value of assets related to the upcoming closure of our small-format "pizza and grill" restaurant in Boulder, Colorado, and its relocation to a new site in Boulder that can support a more productive, larger-format BJ's Restaurant and Brewhouse. These costs were partially offset by a pre-tax gain of approximately $0.3 million, or $0.01 per diluted share, pursuant to the settlement agreement with the Company's former broker-dealer related to the liquidation of its auction rate securities portfolio in December 2009. Under the terms of that settlement agreement, the Company is entitled to potential future recoveries of its loss on that portfolio based on the performance of the securities through December 2012. During the second quarter of fiscal 2012, certain of those securities were redeemed at par resulting in additional cash recoveries for the Company.

"Our leadership team was very pleased to deliver yet another quarter of double digit increases in revenues and earnings," said Jerry Deitchle, Chairman and CEO. "BJ's continues to be a steady market share taker in the estimated $100+ billion casual dining segment of the restaurant industry, driven primarily by our continuing successful new restaurant expansion program and coupled with comparable restaurant sales increases. Our 4.4% increase in comparable restaurant sales represented our tenth consecutive quarter of increases on that metric. At BJ's we are sales builders first and foremost, and we intend to continue executing our planned sales building initiatives while, at the same time, working effectively to preserve our current high quality four-wall restaurant operating margins as we execute our national expansion plan."

As of the end of the second quarter of fiscal 2012, the Company has successfully opened seven new restaurants, of which five were opened during the second quarter (Waco, Texas; Round Rock, Texas; New Braunfels, Texas; Santa Rosa, California; and Dublin, California).  The Company currently expects to open as many as five new restaurants during the third quarter (including our most recent opening in Wichita, Kansas and our upcoming relocation of our Boulder, Colorado restaurant) and as many as four new restaurants during the fourth quarter.  "Our new restaurant development pipeline for the remainder of 2012 is in excellent shape and our development team is well underway in building a solid pipeline of high quality locations for potential 2013 and 2014 restaurant openings," said Deitchle. "With only 123 restaurants open to date, and with estimated room for at least 425 large-format BJ's restaurants domestically, we believe that the majority of our growth remains well ahead of us." Investors are reminded that the actual number and timing of new restaurant openings are subject to a number of factors outside of the Company's control, including weather conditions and factors under the control of landlords, contractors and regulatory/licensing authorities.

Investor Conference Call and Webcast

BJ's Restaurants, Inc. will conduct a conference call on its second quarter of fiscal 2012 earnings release today, July 26, 2012, at 2:00 p.m. (Pacific Time). The Company will provide an Internet simulcast, as well as a replay of the conference call. To listen to the conference call, please visit the "Investors" page of the Company's website located at http://www.bjsrestaurants.com several minutes prior to the start of the call to register and download any necessary audio software. An archive of the presentation will be available for 30 days following the call.

BJ's Restaurants, Inc. currently owns and operates 123 casual dining restaurants under the BJ's Restaurant & Brewery®, BJ's Restaurant & Brewhouse®, BJ's Pizza & Grill® and BJ's Grill™ brand names. BJ's restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, appetizers, sandwiches, soups, pastas, entrees and desserts. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ's experience. The Company operates several microbreweries in addition to using qualified contract brewers to produce and distribute BJ's critically acclaimed proprietary handcrafted beers throughout the chain. The Company's restaurants are located in California (59), Texas (27), Florida (9), Arizona (6), Nevada (5), Colorado (4), Ohio (3), Oregon (2), Oklahoma (2), Washington (2), Kentucky (1), Indiana (1), Louisiana (1) and Kansas (1). Visit BJ's Restaurants, Inc. on the Web at http://www.bjsrestaurants.com.

Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking" statements for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Such statements include, but are not limited to, those regarding expected comparable restaurant sales growth in future periods, total potential domestic capacity, the success of various sales-building and productivity initiatives, future guest traffic trends and the number and timing of new restaurants expected to be opened in future periods. These "forward-looking" statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) the effect of credit and equity market disruptions on our ability to finance our continued expansion on acceptable terms, (ii) our ability to manage an increasing number of new restaurant openings, (iii) construction delays, (iv) labor shortages, (v) increase in minimum wage and other employment related costs, (vi) food quality and health concerns, (vii) factors that impact California, where 59 of our current 123 restaurants are located, (viii) restaurant and brewery industry competition, (ix) impact of certain brewery business considerations, including without limitation, dependence upon suppliers, third party contractors and related hazards, (x) consumer spending trends in general for casual dining occasions, (xi) potential uninsured losses and liabilities, (xii) fluctuating commodity costs and availability of food in general and certain raw materials related to the brewing of our handcrafted beers and energy, (xiii) trademark and service-mark risks, (xiv) government regulations, (xv) licensing costs, (xvi) beer and liquor regulations, (xvii) loss of key personnel, (xviii) inability to secure acceptable sites, (xix) limitations on insurance coverage, (xx) legal proceedings, (xxi) other general economic and regulatory conditions and requirements, (xxii) the success of our key sales-building and related operational initiatives and (xxiii) numerous other matters discussed in the Company's filings with the Securities and Exchange Commission, including its recent reports on Forms 10-K, 10-Q and 8-K. The "forward-looking" statements contained in this press release are based on current assumptions and expectations and BJ's Restaurants, Inc. undertakes no obligation to update or alter its "forward-looking" statements whether as a result of new information, future events or otherwise.

BJ's Restaurants, Inc.
Unaudited Consolidated Statements of Income
(Dollars in thousands except for per share data)

	Thirteen Weeks Ended				Twenty-Six Weeks Ended
	July 3, 2012		June 28, 2011		July 3, 2012		June 28, 2011
Revenues	$180,696	100.0%	$152,887	100.0%	$348,300	100.0%	$297,749	100.0%
Costs and expenses:
Cost of sales	45,049	24.9	37,886	24.8	86,240	24.8	73,606	24.7
Labor and benefits	61,846	34.2	52,315	34.2	120,362	34.6	102,780	34.5
Occupancy and operating	36,972	20.5	31,045	20.3	71,734	20.6	60,361	20.3
General and administrative	11,181	6.2	9,794	6.4	21,894	6.3	19,712	6.6
Depreciation and amortization	10,060	5.6	8,256	5.4	19,586	5.6	16,203	5.4
Restaurant opening	2,568	1.4	1,685	1.1	3,647	1.0	2,686	0.9
Loss on disposal of assets	397	0.2	283	0.2	451	0.1	668	0.2
Legal settlements	350	0.2	1,020	0.7	350	0.1	1,020	0.3
Total costs and expenses	168,423	93.2	142,284	93.1	324,264	93.1	277,036	93.0
Income from operations	12,273	6.8	10,603	6.9	24,036	6.9	20,713	7.0

Other income (expense):
Interest income	79	--	56	--	148	--	88	--
Interest expense	(10)	--	(27)	--	(34)	--	(55)	--
Gain on investment settlement	289	0.2	614	0.4	289	0.1	614	0.2
Other income, net	97	0.1	96	0.1	430	0.1	334	0.1
Total other income	455	0.3	739	0.5	833	0.2	981	0.3
Income before income taxes	12,728	7.0	11,342	7.4	24,869	7.1	21,694	7.3

Income tax expense	3,761	2.1	3,174	2.1	7,287	2.1	6,331	2.1

Net income	$8,967	5.0%	$8,168	5.3%	$17,582	5.0%	$15,363	5.2%

Net income per share:
Basic	$0.32		$0.30		$0.63		$0.56

Diluted	$0.31		$0.28		$0.61		$0.53

Weighted average number of shares outstanding:
Basic	27,981		27,644		27,947		27,537

Diluted	28,983		29,161		28,994		29,021
Percentages reflected above may not reconcile due to rounding.

BJ's Restaurants, Inc.
Selected Consolidated Balance Sheet Information
(Dollars in thousands)

	July 3, 2012 (unaudited)	January 3, 2012 (audited)

Balance Sheet Data (end of period):

Cash, cash equivalents and short-term investments	$ 33,459	$ 45,396

Non-current investments	$ 12,167	$ 7,739

Total assets	$ 525,178	$ 502,079

Total long-term debt, including current portion	$ --	$ --

Shareholders' equity	$ 353,919	$ 332,449

BJ's Restaurants, Inc.
Unaudited Supplemental Information
(Dollars in thousands)

	Thirteen Weeks Ended				Twenty-Six Weeks Ended
	July 3, 2012		June 28, 2011		July 3, 2012		June 28, 2011
Stock-based compensation (1)
Labor and benefits	$ 249	0.1%	$ 342	0.2%	$ 552	0.2%	$ 706	0.2%
General and administrative	789	0.4	753	0.5	1,562	0.4	1,433	0.5
Total stock-based compensation	$1,038	0.5%	$1,095	0.7%	$2,114	0.6%	$2,139	0.7%

Operating Data
Comparable restaurant sales % change	4.4%		6.9%		3.9%		7.3%
Restaurants opened during period	5		3		7		5
Restaurants open at period-end	122		107		122		107
Restaurant operating weeks	1,550		1,362		3,050		2,693

(1) Percentages represent percent of total revenues.

Reconciliation of Selected GAAP Financial Measures to Non-GAAP Adjusted Financial Measures

To supplement the consolidated financial statements presented in accordance with U.S. generally accepted accounting principles ("GAAP"), the Company has included the following non-GAAP adjusted financial measures in this press release or in the webcast to discuss the Company's financial results for the second quarter of fiscal year 2012 which may be accessed via the Company's website at http://www.bjsrestaurants.com: (i) non-GAAP adjusted net income and (ii) non-GAAP adjusted basic and diluted net income per share. Each of these non-GAAP adjusted financial measures is adjusted from results based on GAAP to exclude certain expenses and gains. As a general matter, the Company uses these non-GAAP adjusted financial measures in addition to and in conjunction with results presented in accordance with GAAP. Among other things, the Company uses such non-GAAP adjusted financial measures in addition to and in conjunction with corresponding GAAP measures to help analyze the performance of its core business. The Company believes that such non-GAAP adjusted financial information is provided by its competitors and such information is used by analysts and others in the investment community to analyze the Company's results and in formulating estimates of future performance and that failure to report these non-GAAP adjusted measures could result in confusion among analysts and others and a misplaced perception that the Company's results have underperformed or exceeded expectations.

These non-GAAP adjusted financial measures reflect an additional way of viewing aspects of the Company's operations that, when viewed with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the Company's results of operations and the factors and trends affecting the Company's business. However, these non-GAAP adjusted financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

For the thirteen and twenty-six weeks ended July 3, 2012, non-GAAP adjusted net income and non-GAAP adjusted basic and diluted net income per share excludes the effect from the settlement of a trademark infringement claim, the loss on disposal of assets related to the upcoming closure of our existing smaller-format restaurant which is being relocated, and a gain pursuant to the settlement agreement with the Company's broker-dealer for its former auction rate securities portfolio that was fully liquidated in December 2009. For the thirteen and twenty-six weeks ended June 28, 2011, non-GAAP adjusted net income and non-GAAP adjusted basic and diluted net income per share excludes the effect from the settlement of certain California employment practices lawsuits and a gain pursuant to the settlement agreement with the Company's broker-dealer for its former auction rate securities portfolio that was fully liquidated in December 2009. The Company believes that presentation of measures of net income and diluted net income per share that exclude these items assist management and investors in evaluating the period-over-period performance of the Company's ongoing core business operations because these items are generally considered non-routine in nature. Furthermore, the Company believes that presentation of a measure of non-GAAP adjusted net income and non-GAAP adjusted basic and diluted net income per share that excludes such items is useful to management and investors in evaluating the performance of the Company's ongoing operations on a period-to-period basis and relative to the Company's competitors.

Reconciliation of Non-GAAP Adjusted Financial Measures
(Unaudited, dollars in thousands except for per share data)

	Thirteen Weeks Ended				Twenty-Six Weeks Ended
	July 3, 2012		June 28, 2011		July 3, 2012		June 28, 2011
Net income, as reported	$ 8,967	5.0%	$ 8,168	5.3%	$17,582	5.0%	$15,363	5.2%
Legal settlements	350	0.2	1,020	0.7	350	0.1	1,020	0.3
Loss on disposal of assets	302	0.2	--	--	302	0.1	--	--
Gain on investment settlement	(289)	(0.2)	(614)	(0.4)	(289)	(0.1)	(614)	(0.2)
Tax effect - legal settlements (1)	(103)	(0.1)	(298)	(0.2)	(103)	--	(298)	(0.1)
Tax effect - loss on disposal of assets (1)	(88)	--	--	--	(88)	--	--	--
Tax effect - gain on investment settlement (1)	85	--	179	0.1	85	--	179	0.1
Non-GAAP adjusted net income	$ 9,224	5.1%	$ 8,455	5.5%	$17,839	5.1%	$15,650	5.3%

Basic net income per share, as reported	$ 0.32		$ 0.30		$ 0.63		$ 0.56
Legal settlements	0.01		0.04		0.01		0.04
Loss on disposal of assets	0.01		--		0.01		--
Gain on investment settlement	(0.01)		(0.02)		(0.01)		(0.02)
Tax effect - legal settlements (1)	--		(0.01)		--		(0.01)
Tax effect - loss on disposal of assets (1)	--		--		--		--
Tax effect - gain on investment settlement (1)	--		0.01		--		0.01
Non-GAAP adjusted basic net income per share	$ 0.33		$ 0.31		$ 0.64		$ 0.57

Diluted net income per share, as reported	$ 0.31		$ 0.28		$ 0.61		$ 0.53
Legal settlements	0.01		0.03		0.01		0.04
Loss on disposal of assets	0.01		--		0.01		--
Gain on investment settlement	(0.01)		(0.02)		(0.01)		(0.02)
Tax effect - legal settlements (1)	--		(0.01)		--		(0.01)
Tax effect - loss on disposal of assets (1)	--		--		--		--
Tax effect - gain on investment settlement (1)	--		0.01		--		0.01
Non-GAAP adjusted diluted net income per share	$ 0.32		$ 0.29		$ 0.62		$ 0.54

Per share amounts and percentages reflected above may not reconcile due to rounding.

(1) The tax effect is based on the Company's annual estimated tax rate of 29.3% for the thirteen and twenty-six weeks ended July 3, 2012 and 29.2% for the thirteen and twenty-six weeks ended June 28, 2011.

CONTACT: Greg Levin
         BJ's Restaurants, Inc.
         (714) 500-2400